EXHIBIT 3(i) Articles of Incorporation

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.

Name of Corporation:

THE ENLIGHTENED GOURMET, INC.

2.

Resident Agent Name

CSC Services of Nevada, Inc.

and Street Address:

502 E. John Street

Carson City, Nevada 89705

3.

Shares:

65,000,000 par value $0.001

4.

Names and Addresses

Michael Traba

of Board of Directors:

3836 N. Keeler Avenue, Suite 200

Chicago, IL 60641

5.

Purpose:

6.

Name, Address and

Signature of Incorporator:

/s/  P. Gould

CSC Services of Nevada, Inc.

502 E. John Street

Carson City, Nevada 89705

7.

Certificate of Acceptance

/s/  P. Gould

of Appointment of

Dated 6/25/04

Resident Agent: